SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 3, 2003
Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation
(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)

(908) 298-4000
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

FDA Concurs with CGMP Work Plans

     On May 14, 2003 the FDA concurred with Schering-Plough Corporation’s CGMP Work Plans relating to the Consent Decree. Additional information about Schering-Plough’s CGMP Work Plans and the Consent Decree is included in Schering-Plough’s SEC filings, including the first quarter 2003 10-Q.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.

The following exhibit is filed with this 8-K:

99.1 FAQs

Item 9. Regulation FD Disclosure

International Press Releases Available on Investor Relations Web Site

     From time to time, Schering-Plough Corporation issues press releases outside the United States regarding drugs or drug uses that are approved in other countries but not in the United States. Our regulatory counsel has advised us that we may not issue these press releases in the United States due to United States Food and Drug Administration regulations. However, our pharmaceutical business is a global business and these press releases are often of interest to our investors and sometimes may contain information that an investor would find relevant to his or her investment decisions about Schering-Plough securities. In order to make the information available to our investors without issuing the press releases in the United States, we will post these press releases on our Investor Relations Web Site (at http://ir.schering-plough.com) in the press releases section. Investors who wish to receive notifications of the posting of all press releases (including press releases that are not issued in the United States) as they are posted on our Investor Relations Web Site may sign up for the e-mail alert service — the process to do this is explained on our Investor Relations Web Site.

Frequently Asked Questions (FAQs)

     Attached as Exhibit 99.1 to this 8-K are questions we are frequently asked by investors and others interested in Schering-Plough along with our answers. We will post the questions and our answers on our Investor Relations Web site in the FAQs section later today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /s/ Thomas H. Kelly
Thomas H. Kelly
Vice President and Controller

Date: June 3, 2003

Exhibit Index

The following exhibit is filed with this 8-K:

99.1 FAQs